UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of The Charles Schwab Corporation (CSC) was held on May 13, 2010. All nominees for election as a director were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of CSC’s independent auditors and for approval of the amended Corporate Executive Bonus Plan were approved. The stockholder proposal regarding political contributions and the stockholder proposal regarding death benefits were not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Arun Sarin	970,540,360	10,472,568	1,192,021	112,725,360
	(b) Paula Sneed	975,443,479	5,634,083	1,127,387	112,725,360
2	Ratification of Independent Auditors	1,074,054,594	19,739,288	1,136,427	—
3	Approval of Amended Corporate Executive Bonus Plan	948,303,048	31,797,198	2,084,953	112,745,110
4	Stockholder Proposal Regarding Political Contributions	272,866,549	549,056,123	160,263,362	112,744,275
5	Stockholder Proposal Regarding Death Benefits	340,856,391	638,409,361	2,927,982	112,736,575

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 18, 2010	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer